UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 28, 2009

AM OIL RESOURCES & TECHNOLOGY INC.
(Formerly Aventerra Explorations, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	000-53665
(State or other jurisdiction of incorporation)	(Commission File No.)

27240 Turnberry Lane, Suite 200
Valencia, California 91355
(Address of principal executive offices and Zip Code)

800-646-6570
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On September 28, 2009 we terminated the Asset Purchase Agreement and amendment thereto which we entered into with Anthony Miller (“Miller”) and AM Oil Resources & Technology, Inc., a California corporation (“AOR”).   We terminated the agreement unilaterally as a result of Miller’s and AOR’s breach of several provisions of the Asset Purchase Agreement and amendment thereto.  Further, we cancelled all of shares of common stock that were issued in connection with the Asset Purchase Agreement and amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 1st day of October 2009.

AM OIL RESOURCES & TECHNOLOGY INC.

BY:	PATRICIA TRACZYKOWSKI
Patricia Traczykowski, President